Exhibit 99.1

Cingulate Announces Pricing of $7.5 Million Public Offering

KANSAS CITY, Kan., February 2, 2024 (GLOBE NEWSWIRE) — Cingulate Inc. (NASDAQ: CING) (“Cingulate,” the “Company,” “we,” “our” or “us”), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced the pricing of its public offering of an aggregate of 3,750,000 shares of its common stock (or common stock equivalents in lieu thereof), Series A warrants to purchase up to 3,750,000 shares of common stock and Series B warrants to purchase up to 1,875,000 shares of common stock, at a public offering price of $2.00 per share (or common stock equivalent in lieu thereof) and accompanying warrants. The Series A warrants will have an exercise price of $2.00 per share, will be exercisable immedietely and will expire five years after the date of issuance, and the Series B warrants will have an exercise price of $2.00 per share, will be exercisable immedietely and will expire two years after the date of issuance. The closing of the offering is expected to occur on or about February 6, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Total gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be $7.5 million. The Company intends to use the net proceeds from this offering for continued research and development and commercialization activities of its lead candidate CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-276502), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 2, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cingulate Inc.

Cingulate Inc., is a biopharmaceutical company utilizing its proprietary PTR drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 10, 2023 and the preliminary prospectus filed with the SEC in connection with the public offering. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor Relations:

Thomas Dalton

Vice President, Investor & Public Relations, Cingulate

tdalton@cingulate.com

913-942-2301

Matt Kreps

Darrow Associates

mkreps@darrowir.com

214-597-8200